THIS  ANNOUNCEMENT  IS NOT AN OFFER TO PURCHASE OR A SOLICITATION OF AN OFFER TO
SELL SHARES (AS DEFINED  BELOW).  THE OFFER (AS DEFINED BELOW) IS MADE SOLELY BY
THE  OFFER  TO  PURCHASE  DATED  JANUARY  6,  2006  AND THE  RELATED  LETTER  OF
TRANSMITTAL  AND ANY AMENDMENTS OR SUPPLEMENTS  THERETO AND IS BEING MADE TO ALL
HOLDERS OF SHARES.  THE OFFER IS NOT BEING MADE TO, NOR WILL TENDERS BE ACCEPTED
FROM OR ON BEHALF OF, HOLDERS OF SHARES IN ANY  JURISDICTION IN WHICH THE MAKING
OF THE OFFER OR ACCEPTANCE  THEREOF WOULD NOT BE IN COMPLIANCE  WITH THE LAWS OF
SUCH JURISDICTION. IN THOSE JURISDICTIONS WHERE THE APPLICABLE LAWS REQUIRE THAT
THE OFFER BE MADE BY A LICENSED  BROKER OR DEALER,  THE OFFER SHALL BE DEEMED TO
BE MADE ON BEHALF OF THE PURCHASER BY ONE OR MORE REGISTERED  BROKERS OR DEALERS
LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

                      NOTICE OF OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                          FOX & HOUND RESTAURANT GROUP

                                       AT

                              $15.50 NET PER SHARE

                                       BY

                             NPSP ACQUISITION CORP.

                          a wholly owned subsidiary of

                              F&H ACQUISITION CORP.

          NPSP Acquisition Corp. (the "Purchaser"), a Delaware corporation and a wholly  owned  subsidiary  of F&H  Acquisition  Corp.,  a  Delaware  corporation
("Parent") owned by Newcastle Partners,  L.P., a Texas limited partnership,  and
Steel Partners II, L.P., a Delaware limited partnership, is offering to purchase all  outstanding  shares of  common  stock,  $0.01  par  value  per  share  (the
"Shares"),  of  Fox &  Hound  Restaurant  Group,  a  Delaware  corporation  (the
"Company"),  at $15.50 per Share,  net to the seller in cash, upon the terms and subject to the  conditions  set forth in the Offer to Purchase  dated January 6,
2006 (the "Offer to Purchase") and in the related Letter of Transmittal  (which, together with any amendments or supplements thereto, collectively constitute the
"Offer").

  THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
           TIME, ON MONDAY, FEBRUARY 6, 2006, UNLESS THE OFFER IS EXTENDED.

          The  purpose  of the Offer is to  acquire  control  of, and the entire equity interest in, the Company.  The Purchaser  currently  intends,  as soon as practicable after  consummation of the Offer, to seek maximum  representation on the Company's  Board of Directors  and to seek to have the Company  consummate a merger or other similar  business  combination with the Purchaser (or one of its subsidiaries).  Pursuant  to such merger or  business  combination,  outstanding
Shares not owned by Parent or its  subsidiaries  (including the Purchaser) would be converted  into the right to receive cash in an amount equal to the price per
Share provided pursuant to the Offer.

          The Offer is  conditioned  upon,  among other things,  (i) there being validly  tendered and not withdrawn  before the expiration of the Offer a number of  Shares,  which,  together  with the  Shares  then  owned by  Parent  and its subsidiaries  (including the  Purchaser),  represents at least a majority of the total number of Shares outstanding on a fully-diluted  basis, (ii) expiration or termination  of  the  applicable  waiting  period  under  the  Hart-Scott-Rodino
Antitrust  Improvements  Act of  1976,  (iii)  the  obtaining  of all  consents, approvals  or  authorizations  required  by all  state,  city  or  local  liquor licensing  boards,  agencies or other  similar  entities  and (iv) Parent  being
satisfied  that  Section  203  of  the  Delaware  General   Corporation  Law  is
inapplicable to the Offer to Purchase and the potential merger  thereafter.  The
Offer  is also  subject  to the  other  conditions  described  in the  Offer  to
Purchase.  If any  such  condition  is not  satisfied,  the  Purchaser  may  (i)
terminate  the Offer and return all tendered  Shares to tendering  stockholders,
(ii)  extend the Offer and,  subject to  withdrawal  rights as set forth  below, retain all such Shares until the  expiration of the Offer as so extended,  (iii)
waive any condition and, subject to any requirement to extend the period of time during which the Offer is open,  purchase all Shares  validly  tendered prior to the expiration of the Offer and not withdrawn, (iv) amend the Offer in any other respect by giving oral or written  notice of such amendment to the Depositary or
(v) delay  acceptance  for payment or payment for Shares,  subject to applicable law,  until  satisfaction  or waiver of the  conditions  to the Offer.  Any such extension  or  amendment,  as discussed  above,  will be followed as promptly as practicable by public  announcement  thereof and, in the case of such extension, no later than 9:00 a.m.,  New York City time on the next  business day after the previously  scheduled expiration of the Offer. The Offer is not conditioned upon
Parent or the Purchaser obtaining financing.

          After the  expiration  of the Offer,  if all of the  conditions to the
Offer  have been  satisfied  or  waived,  but not 100% of the  Shares  have been tendered, the Purchaser may, subject to certain conditions, include a subsequent offering  period of  between  three and 20  business  days to permit  additional tenders of Shares. No withdrawal rights apply to Shares tendered in a subsequent offering  period,  and no withdrawal  rights apply during a subsequent  offering period with respect to Shares previously  tendered in the Offer and accepted for payment.  The  Purchaser  does not  currently  intend to  include  a  subsequent offering period, although the Purchaser reserves the right to do so.

          For  purposes  of the  Offer,  the  Purchaser  shall be deemed to have accepted for payment tendered Shares when, as and if the Purchaser gives oral or written notice to the Depositary of its acceptance for payment of the tenders of such Shares.  Payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) certificates for such
Shares (or a  confirmation  of a  book-entry  transfer  of such  Shares into the
Depositary's  account at the  Book-Entry  Transfer  Facility  (as defined in the
Offer to  Purchase)),  (ii) a properly  completed  and duly  executed  Letter of
Transmittal (or facsimile thereof) and (iii) any other required documents.

          Tenders of Shares made  pursuant to the Offer may be  withdrawn at any time  prior  to the  expiration  of the  Offer.  Thereafter,  such  tenders  are irrevocable,  except that they may be withdrawn  after March 7, 2006 unless such
Shares have been  accepted for payment as provided in the Offer to Purchase.  To
withdraw   tendered   Shares,  a  written,   telegraphic,   telex  or  facsimile
transmission  notice of  withdrawal  with  respect to such Shares must be timely received by the  Depositary  at one of its addresses set forth on the back cover of the Offer to Purchase,  and the notice of withdrawal must specify the name of the person who tendered the Shares to be  withdrawn,  the number of Shares to be withdrawn and the name of the  registered  holder of Shares,  if different  from that of the person who tendered such Shares.  If the Shares to be withdrawn have been delivered to the Depositary,  a signed notice of withdrawal with (except in the case of Shares tendered by an Eligible  Institution (as defined in the Offer to Purchase)) signatures guaranteed by an Eligible Institution must be submitted prior to the release of such Shares. In addition,  such notice must specify,  in the  case of  Shares  tendered  by  delivery  of  certificates,  the name of the registered holder (if different from that of the tendering  stockholder) and the serial numbers shown on the particular  certificates evidencing the Shares to be withdrawn or, in the case of Shares  tendered by book-entry  transfer,  the name and number of the  account at the  Book-Entry  Transfer  Facility to be credited with the withdrawn Shares.

          The information  required to be disclosed by paragraph  (d)(1) of Rule
14d-6 of the General Rules and Regulations under the Securities  Exchange Act of
1934 is contained in the Offer to Purchase and the related Letter of Transmittal and is incorporated herein by reference.

          A request has been made to the Company for the use of its  stockholder list and security  position  listings for the purpose of disseminating the Offer to  holders  of  Shares.  The  Offer  to  Purchase  and the  related  Letter  of
Transmittal  will be mailed to record holders of Shares and will be furnished to brokers,  banks and similar persons whose names, or the names of whose nominees,

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appear on the stockholder list or, if applicable, who are listed as participants in a clearing agency's  security position listing for subsequent  transmittal to beneficial owners of Shares.

          THE OFFER TO PURCHASE AND THE RELATED  LETTER OF  TRANSMITTAL  CONTAIN
IMPORTANT INFORMATION. STOCKHOLDERS SHOULD CAREFULLY READ BOTH IN THEIR ENTIRETY
BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER.

          Any  questions  or  requests  for  assistance  may be  directed to the
Information Agent at the telephone number and address set forth below.  Requests for copies of the Offer to Purchase and the related  Letter of  Transmittal  and other tender offer  materials  may be directed to the  Information  Agent as set forth below, and copies will be furnished  promptly at the Purchaser's  expense.
Stockholders  may also contact  their broker,  dealer,  commercial  bank,  trust company or nominee for assistance  concerning the Offer. To confirm  delivery of
Shares, stockholders are directed to contact the Depositary.

                     THE INFORMATION AGENT FOR THE OFFER IS:

                       [LOGO][MACKENZIE PARTNERS, INC.]

                               105 Madison Avenue
                            New York, New York 10016
                          (212) 929-5500 (Call Collect)
                           proxy@mackenziepartners.com

                                       or

                          CALL TOLL FREE (800) 322-2885

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